Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

March 19, 2013

HECLA URGES AURIZON SHAREHOLDERS NOT TO TENDER TO ALAMOS AND TO WITHDRAW TENDERED SHARES

COEUR D’ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) (Hecla or the Company) urges Aurizon shareholders to continue withdrawing shares tendered to Alamos’ inadequate bid and not to tender any new shares to the bid. Aurizon Mines Ltd. (Aurizon) announced yesterday that the British Columbia Securities Commission (the Commission) has cease traded Aurizon’s shareholder rights plan which means that today is the day shareholders can show Alamos their bid is inferior. All currencies are in CAD$ unless otherwise noted.

“The decision shareholders have to make is whether they want to tender into an Alamos bid that is $0.29 per share less than the Hecla deal and $0.14 less than Aurizon’s current share price,” said Phillips S Baker, Jr., Hecla’s President and CEO. “Clearly the alternative that puts the most value into Aurizon shareholders’ pockets is to hold the shares and get the premium valuation from Hecla. Alternatively, given that Alamos’ bid has traded to such a low point, shareholders can sell the Aurizon shares in the open market and receive additional value over the inferior bid of Alamos.”

The Commission’s decision highlights the need for Aurizon shareholders to withdraw any existing tendered shares and to not make any new deposits in order to secure the highest value for their shares. The Commission did not grant Alamos’ request to remove the $27.2 million termination fee payable to Hecla in the event that any person acquires more than 33 1/3% of Aurizon’s outstanding shares.

It is now up to the shareholders of Aurizon to show that they are not intimidated by Alamos’ coercive tactics and ensure that the financially superior Hecla Arrangement prevails. This can only happen if less than 17% of Aurizon’s outstanding shares are deposited to the Alamos bid. Counsel for Alamos disclosed in the hearing before the Commission on March 15, 2013 that only 6.5% of Aurizon’s shares were tendered to its offer as of that date.

Hecla strongly urges Aurizon’s shareholders NOT to deposit their shares to the coercive Alamos bid and to withdraw any shares they have deposited for the following reasons:

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$0.29 per share premium – based on the closing share prices of Hecla and Alamos on March 18, 2013, and assuming that all shareholders elected to receive either cash or shares, the Hecla Arrangement will provide total consideration of $4.60 per Aurizon share, (including cash consideration of $3.11 per Aurizon share), which represents a $0.29 premium to the total consideration of the coercive bid by Alamos of $4.31 per share, (including cash consideration of $2.04 per Aurizon share).

Hecla Mining Company ● 1-800-432-5291● hmc-info@hecla-mining.com

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68% more cash consideration – the Hecla arrangement offers Aurizon shareholders greater value certainty through a maximum $513.6 million in cash, which is 68% higher than the maximum amount of cash offered by Alamos ($305 million maximum cash).

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A combination of Hecla and Aurizon offers shareholders the opportunity to participate in a North America-focused, US$1.64 billion precious metals company with excellent operating assets, and exploration potential:

o	Operating mines – the combined company will own three low-cost, long-life operating mines with further growth and exploration opportunities at present operations.

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Superb, proven mining jurisdictions – with a focus in North America, a combination of Hecla and Aurizon offers shareholders the certainty of proven operations in stable, established mining-friendly jurisdictions.

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Complementary skills and mining experience – Hecla has been operating underground mines for over 120 years and brings experience and depth to the Aurizon team to build on the success to date at Casa Berardi. In contrast, Alamos does not currently operate any underground mines. Given the vast majority of the value of Aurizon is held in an underground mine with significant in-mine development programs underway to extend mine-life, an experienced underground miner like Hecla is far better positioned to enhance its value.

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In addition, the combined company will have a prudent level of debt that should lower its overall cost of capital. Hecla has structured a flexible financing package, having negotiated a six-month time period after the close of the transaction before any hedging requirements for a portion of its gold production would come into effect. Hecla is actively reviewing the numerous fixed income financing alternatives available to it, which could replace the fixed-term loan portion of the financing package, thereby eliminating the requirement to hedge a portion of its gold production.

Support for Alamos’ Bid Was Less Than Claimed and Has Diminished

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Support for the Alamos bid has significantly declined since the Hecla deal was announced. Counsel for Alamos disclosed in the hearing before the Commission on March 15, 2013 that only 6.5% of Aurizon’s shares were tendered to its offer as of that date. This is in stark contrast to the 13% of Aurizon’s shares that were tendered on March 5, 2013, and indicates that half of the shares deposited to the Alamos offer on that date have subsequently been withdrawn.

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Alamos has consistently claimed significant support for their bid by unnamed Aurizon shareholders. Alamos continued that claim before the Commission but only supplied one affidavit of support from a fund manager who had sold all of the Aurizon shares over which he had control to Alamos on January 11, 2013. Whatever supposed support Alamos has for their tender, it is not reflected in letters of support to the Commission or in shares being tendered.  Alamos’ unsupported and nebulous claims serve only to confuse and bully Aurizon shareholders into tendering.

●	The implied value of Alamos’ bid is at a 3.3% discount to the trading price of Aurizon, based on closing prices on March 18, 2013.

Hecla Mining Company ● 1-800-432-5291● hmc-info@hecla-mining.com

Details of the Hecla Agreement

Under the terms of the Hecla Agreement announced on March 4, 2013, Aurizon shareholders may elect to receive in exchange for each Aurizon share, $4.75 per share or 0.9953 of a Hecla share or a combination of both, subject in each case to pro-ration based on a maximum cash consideration of approximately $513.6 million and a maximum of approximately 57,000,000 Hecla shares. Assuming that all shareholders elect to receive either cash or Hecla shares, the consideration will be fully pro-rated with each shareholder being entitled to receive $3.11 in cash and 0.3446 of a Hecla share for each Aurizon share.

How to Withdraw Aurizon Shares from the Unsolicited Alamos Offer

Shareholders who have questions or who may have already tendered their shares to the unsolicited Offer by Alamos and wish to withdraw them, may do so by contacting Aurizon's Information Agent, Georgeson, Toll Free (North America): 1-888-605-7616, Outside North America Call Collect: 1-781-575-2422 or Email: askus@georgeson.com.

About Hecla Mining Company

Hecla Mining Company (NYSE:HL) is a leading low cost U.S. silver producer with operating mines in Alaska and Idaho, exploration and pre-development properties in four world-class silver mining districts in the U.S. and Mexico, and an exploration office and investments in early-stage silver exploration projects in Canada.

Additional Information and Where to Find It

This material relates to Hecla’s proposed acquisition (the “Transaction”) of Aurizon. Shares of Hecla’s common stock (the “Hecla Shares”) issued in connection with the proposed Transaction may be registered pursuant to a registration statement to be filed with the SEC or issued pursuant to an available exemption. This information is not a substitute for any registration statement or any other document that Hecla may file with the SEC or that it or Aurizon may send to their respective shareholders in connection with the offer and/or issuance of Hecla Shares. Investors are urged to read any registration statement, if and when filed, and all other relevant documents that may be filed with the SEC or with Canadian regulatory authorities as and if they become available because they will contain important information about the issuance of Hecla Shares.  Documents, if and when filed with the SEC, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Hecla’s Investor Relations department at Hecla Mining Company; Investor Relations;      1-800-HECLA91 (1-800-432-5291); hmc-info@hecla-mining.com. This release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Hecla Mining Company ● 1-800-432-5291● hmc-info@hecla-mining.com

In connection with the proposed transaction, Aurizon will file proxy soliciting materials with the SEC and/or Canadian regulatory authorities. The information contained in any such filing may not be complete and may be updated, amended or changed. SHAREHOLDERS ARE URGED TO READ SUCH MATERIALS WHEN AVAILABLE AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SEC AND/OR CANADIAN REGULATORY AUTHORITIES CAREFULLY IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Proxy solicitation materials will be mailed to Aurizon’s shareholders seeking their approval of the proposed transaction. Anyone may also obtain a copy of such materials free of charge once available by directing a request to: Hecla Mining Company 6500 N Mineral Drive, Suite 200, Coeur d’Alene, ID 83815-9408. 1-800-HECLA91 (1-800-432-5291) Attention: Investor Relations. In addition, any relevant materials filed with the SEC will be available free of charge at the SEC’s website at www.sec.gov or interested persons may access copies of such documentation filed with the SEC by the Company by visiting the Investors section of the Company’s website at www.hecla-mining.com.

Cautionary Statements

Statements made which are not historical facts, such as anticipated payments, litigation outcome, production, sales of assets, exploration results and plans, prospects and opportunities including reserves, resources, and mineralization, costs, and prices or sales performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, risks associated with the completion of Transaction, the risk that expected synergies or cost savings resulting from the Transaction may not be achieved, metals price volatility, volatility of metals production and costs, environmental and litigation risks, operating risks, project development risks, political and regulatory risks, labor issues, ability to raise financing and exploration risks and results. Refer to the Company's Form 10-K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The Company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

Similarly, please refer to the securities filings of Aurizon for further information concerning risks applicable to it and its forward-looking information.

For further information, please contact:

Jim Sabala, Sr. VP and CFO

or

Mike Westerlund, VP-Investor Relations

Hecla Mining Company

Investor Relations

Direct Main: 1-800-HECLA91 (1-800-432-5291)

hmc-info@hecla-mining.com

www.hecla-mining.com

Hecla Mining Company ● 1-800-432-5291● hmc-info@hecla-mining.com

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